Exhibit 99.1

Chanticleer Holdings Signs Definitive Agreement to Acquire BT’s Burger Joint

$3.6 Million in 2014 Net Revenue and 4 Locations in North Carolina

CHARLOTTE, NC – March 31, 2015 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (Chanticleer Holdings, or the "Company"), owner and operator of multiple restaurant brands internationally and domestically, announced today that it has signed a definitive agreement to acquire BT’s Burger Joint (“BT”), a better burger concept in Charlotte, NC with $3.6 million in 2014 net revenue. With this acquisition, Chanticleer will have 30 better burger concept locations.

BT’s Burger Joint has a well-earned reputation for serving some of the best burgers in the state of North Carolina with four locations, three in Charlotte of which one opened in May 2014, and one in Asheville. Chanticleer believes BT compliments the Company’s American Burger Company in the better burger category and the acquisition will immediately double Chanticleers presence in the Charlotte market. Closing will take place upon the transfer of BT’s liquor license which the Company expects will be approximately thirty days.

“We believe in Mike Pruitt, Chanticleer’s leadership team, and the brands they have assembled as evidenced by our willingness to take 42% of the BT’s Burger Joint purchase price in shares of Chanticleer Holdings. We look forward to participating as shareholders in the future success of Chanticleer,” said Tommy Hager, owner/principal of BT's Burger Joint.

“BT is a great addition to our better burger business and will particularly make our American Burger Co. even stronger,” stated Rich Adams, President and COO of American Burger Co. “I look forward to working with their team during the transition as we forge ahead in building our brand.”

About Chanticleer Holdings, Inc

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR: The Burger Joint, and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Press Information:

Chanticleer Holdings, Inc.
Investor Relations
Phone: 704.366.5122
ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com